Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2022 and 2021
and for the Year Ended December 31, 2022,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2022
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.
DEFINITIONS OF COMMONLY USED TERMS

Term	Definition
BNYM	Bank of New York Mellon
Board	Nordstrom, Inc.’s Board of Directors
Company	Nordstrom, Inc. and its participating subsidiaries
CCT	Common collective trust
DOL	Department of Labor
ERISA	Employee Retirement Income Security Act of 1974
GAAP	U.S. generally accepted accounting principles
IRA	Individual Retirement Account
IRC	Internal Revenue Code
IRS	Internal Revenue Service
NAV	Net asset value
Plan	Nordstrom 401(k) Plan
Plan Administrator	Nordstrom Retirement Committee appointed by the Board
PTE	Prohibited Transaction Exemption
VFCP	Voluntary Fiduciary Correction Program

Report of Independent Registered Public Accounting Firm

The Plan Administrator and Participants
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the Plan) as of December 31, 2022 and 2021, the related statement of changes in net assets available for benefits for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2022 and 2021, and the changes in net assets available for benefits for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) – schedule of assets (held at end of year) as of December 31, 2022 and the Schedule H, line 4(a) – schedule of delinquent participant contributions for the year ended December 31, 2022 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedules, we evaluated whether the supplementary information, including its form and content, is presented in conformity with Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplementary information in the accompanying schedules is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
San Francisco, California
June 9, 2023

We have served as the Plan’s auditor since 2016.

NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2022	2021
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,386,753	$3,936,004
Notes receivable from participants	67,150	68,623
Accrued income and broker receivable	736	186,603
Total assets	3,454,639	4,191,230

Liabilities
Administrative expenses and other payables	2,471	3,033
Due to broker for securities purchased	15,571	41,317
Total liabilities	18,042	44,350

Net assets available for benefits	$3,436,597	$4,146,880
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2022
Additions
Contributions
Company contributions	$70,431
Employee contributions	176,180
Total contributions	246,611

Investment income (loss)
Net depreciation in fair value of investments	(674,011)
Interest and dividends	44,070
Total investment loss	(629,941)

Total contributions and investment loss	(383,330)

Deductions
Benefit payments to participants	315,841
Administrative expenses and other	11,112
Total deductions	326,953

Net decrease in net assets	(710,283)

Net assets available for benefits at beginning of year	4,146,880
Net assets available for benefits at end of year	$3,436,597
The accompanying Notes to Financial Statements are an integral part of these financial statements.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan, as amended and restated, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of the Company and is subject to the provisions of ERISA. Employees are eligible to make elective salary deferrals and receive Company matching contributions upon hire. The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the IRC.
Company contributions are paid each pay period that an eligible participant contributes to the Plan.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2022 and 2021 relate to the Plan years ended December 31, 2022 and December 31, 2021.
Trustee and Administrator of the Plan
BNYM is the asset trustee of the Plan and Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Plan Administrator.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions. Contributions are subject to certain limitations of the IRC.
Employee contributions — Eligible employees may elect to defer up to 50% of eligible compensation on a pre-tax basis, after-tax basis (“Roth”) or a combination of both. Employees aged 50 and over are allowed a catch-up contribution on a pre-tax basis, Roth or a combination of both, beginning in the year they turn age 50. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan with a deferral contribution equal to 3% of eligible compensation. This deferral percentage is automatically increased by 1% annually, up to 10%, unless the participant elects otherwise. Employees have the option to opt out of deferring or to change their deferral percentage at any time in accordance with the Plan.
Company contributions — The Company matches employee contributions dollar for dollar on the first 1% of eligible compensation and 50 cents per dollar on the next 6% of eligible compensation, up to a total of 4% of eligible compensation.
Participant rollover contributions — Participants eligible for a withdrawal from another eligible retirement plan or traditional IRA may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants can direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2022 and 2021 include a variety of mutual funds, CCT funds, separately managed funds and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Company contributions — Company matching contributions are 100% vested after completion of two years of service. A year of service is any year in which an employee works at least 1,000 hours.
Forfeitures
Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. As of December 31, 2022 and 2021, forfeited unvested accounts were $1,748 and $1,152. In 2022, the Plan used forfeitures of $7,254 to offset Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account. The Plan also allows distributions to active participants for financial hardship if certain criteria are met.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:
•50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or
•$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the 15th day of the prior month, plus 1%. Interest rates for participant loans outstanding on December 31, 2022 range from 4.25% to 9.25% with various maturities through November 2042. Principal and interest is paid through payroll deductions, following the participant’s bi-weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. Loan balances that become delinquent will be deemed distributed and become taxable income to the participant.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires Company plan management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities during the reporting period. Uncertainties regarding such estimates and assumptions are inherent in the preparation of financial statements and actual results may differ from these estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:
•Common stock is valued at quoted market prices as of the last trading day of the Plan year.
•Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.
•CCTs and 103-12 investment entities are measured using the NAV practical expedient of each fund, as reported by the fund managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT or investment entity, less its liabilities, and divided by the number of units outstanding.
•Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.
•Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds and debt securities.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in the fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2022 and 2021, were $3,833 and $7,736.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2022 and 2021. There have been no changes in the methodologies used as of December 31, 2022 and 2021.

	December 31, 2022
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$749,798	$—	$749,798
Debt securities	13,210	132,279	145,489
Mutual funds	947,278	—	947,278
Brokerage securities	29,580	4,869	34,449
Interest-bearing cash securities	106	—	106
Total assets in fair value hierarchy	$1,739,972	$137,148	$1,877,120
Investments measured at NAV practical expedient[1]			1,509,633
Total participant-directed investments at fair value			$3,386,753
1 Includes common collective trusts and a 103-12 investment entity.

	December 31, 2021
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$949,284	$—	$949,284
Debt securities	44,372	162,161	206,533
Mutual funds	985,224	—	985,224
Brokerage securities	47,538	4,856	52,394
Interest-bearing cash securities	270	—	270
Total assets in fair value hierarchy	$2,026,688	$167,017	$2,193,705
Investments measured at NAV practical expedient[1]			1,742,299
Total participant-directed investments at fair value			$3,936,004
1 Includes common collective trusts.
Certain investments are measured at NAV as a practical expedient, including CCT’s and a 103-12 investment entity. They are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2022 and 2021. During 2022, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest include fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, an employee organization whose members are covered by the Plan, a person who owns 50% or more of such an employer or employee organization or relatives of such persons. As of December 31, 2022 and 2021, Plan investments included units held in a collective trust managed by BNYM, BNYM common stock and interest-bearing cash managed by BNYM. As of December 31, 2022 and 2021, the Plan held 3,214 and 3,169 shares of Nordstrom, Inc. common stock, with a cost basis of $111,781 and $117,402. The Plan recorded $2,394 of dividend income from Nordstrom, Inc. common stock during 2022. In addition, the Plan holds notes receivable from participants and paid certain expenses related to plan operations and investment activities to various service providers. Transactions with these entities qualify as exempt party-in-interest transactions.

NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 5: FEDERAL INCOME TAX STATUS
The Plan as restated as of January 1, 2021 is an individually designed plan. While the restated Plan document does not have a determination letter from the IRS, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2022 and 2021, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2022 and 2021, the Plan passed all applicable non-discrimination tests. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits. There were no refunds for 2022 and 2021.

NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(a) — SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
EIN: 91-0515058
Plan #: 001
(Dollars in ones)

	Total That Constitutes Nonexempt Prohibited Transactions			Total Fully Corrected Under VFCP and PTE 2002-51
Participant Contributions Transferred Late to the Plan	Contributions Not Corrected	Contributions Corrected Outside of VFCP*	Contributions Pending Correction in VFCP
Check here if late participant loan contributions are included:
2021	—	$3,184	—	—
* All late contributions were deposited in 2021, except $327, which was deposited in March 2022.

NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2022
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value ($)
	Investments Measured at NAV
	Capital Group EuroPacific Fund	CCT	**	$476,054
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	36,400
	Loomis Core Plus Fixed Income Fund	CCT	**	361,042
	PGIM Retirement Real Estate Fund II LP	103-12 investment entity	**	80,258
	Putnam Stable Value Fund	CCT	**	302,516
	Schroder Collective International Multi-Cap Equity Trust	CCT	**	214,682
	SSGA TIPS Index	CCT	**	38,681
	Total Investments Measured at NAV			1,509,633

	Common Stock
	Acadia Healthcare Co., Inc.	Common stock	**	3,817
	Advanced Drainage Systems, Inc.	Common stock	**	2,262
	Advanced Micro Devices, Inc.	Common stock	**	1,786
	Aegon N.V.	Common stock	**	1,547
	Alarm.com Holdings, Inc.	Common stock	**	2,141
	Alnylam Pharmaceuticals, Inc.	Common stock	**	2,495
	Alphabet, Inc.	Common stock	**	17,854
	Amazon.com, Inc.	Common stock	**	9,610
	Ambarella, Inc.	Common stock	**	1,960
	American Express Co.	Common stock	**	1,374
	Anheuser-Busch Inbev SA/NV	Common stock	**	3,735
	Apple, Inc.	Common stock	**	14,845
	Ares Management Corp.	Common stock	**	2,419
	Axon Enterprise, Inc.	Common stock	**	5,423
	Azenta, Inc.	Common stock	**	1,630
	Baker Hughes Co.	Common stock	**	2,543
	Bank of America Corp.	Common stock	**	2,822
	BioMarin Pharmaceutical, Inc.	Common stock	**	3,332
	Blueprint Medicines Corp.	Common stock	**	859
	Booking Holdings, Inc.	Common stock	**	2,620
	Booz Allen Hamilton Holding Co.	Common stock	**	1,604
	Boston Scientific Corp.	Common stock	**	3,501
	Brighthouse Financial, Inc.	Common stock	**	1,354
	Bristol-Myers Squibb Co.	Common stock	**	2,878
	Builders FirstSource, Inc.	Common stock	**	5,253
	Burlington Stores, Inc.	Common stock	**	2,760
	BWX Technologies, Inc.	Common stock	**	6,451
	Cadence Design Systems, Inc.	Common stock	**	2,578
	Cameco Corp.	Common stock	**	4,138
	Capital One Financial Corp.	Common stock	**	7,734
	Carrier Global Corp.	Common stock	**	1,654
	Casella Waste Systems, Inc.	Common stock	**	2,634
	Celanese Corp.	Common stock	**	1,380
	Certara, Inc.	Common stock	**	1,636

CF Industries Holdings, Inc.	Common stock	**	2,548
Charles River Laboratories International, Inc.	Common stock	**	2,734
Chart Industries, Inc.	Common stock	**	3,297
Charter Communications, Inc.	Common stock	**	6,375
Chemed Corp.	Common stock	**	5,136
Cheniere Energy, Inc.	Common stock	**	1,266
Chipotle Mexican Grill, Inc.	Common stock	**	2,595
Cisco Systems, Inc.	Common stock	**	4,864
Cognex Corp.	Common stock	**	2,109
Cognizant Technology Solutions	Common stock	**	2,917
Coherent Corp.	Common stock	**	1,278
Comcast Corp.	Common stock	**	6,008
ConocoPhillips	Common stock	**	4,047
Constellation Brands, Inc.	Common stock	**	4,864
CrowdStrike Holdings, Inc.	Common stock	**	1,111
Crown Holdings, Inc.	Common stock	**	4,385
CVS Health Corp.	Common stock	**	3,001
Danaher Corp.	Common stock	**	2,062
Datadog, Inc.	Common stock	**	1,251
Dell Technologies, Inc.	Common stock	**	1,870
Denbury, Inc.	Common stock	**	2,308
DexCom, Inc.	Common stock	**	3,741
Diamondback Energy, Inc.	Common stock	**	2,033
Dish Network Corp.	Common stock	**	1,229
Domino's Pizza, Inc.	Common stock	**	2,039
Dynatrace, Inc.	Common stock	**	3,478
Eaton Corp. PLC	Common stock	**	2,168
Elanco Animal Health, Inc.	Common stock	**	2,407
Eli Lilly & Company	Common stock	**	6,905
Emerson Electric Co.	Common stock	**	1,872
Encompass Health Corp.	Common stock	**	4,697
Enphase Energy, Inc.	Common stock	**	2,336
Entegris, Inc.	Common stock	**	2,100
Etsy, Inc.	Common stock	**	1,804
Euronet Worldwide, Inc.	Common stock	**	4,328
Expedia Group, Inc.	Common stock	**	1,326
FedEx Corp.	Common stock	**	6,720
Fidelity National Information Services	Common stock	**	4,383
FirstService Corp.	Common stock	**	2,091
Fiserv, Inc.	Common stock	**	8,338
FMC Corp.	Common stock	**	1,237
Fox Corp.	Common stock	**	3,917
Fox Factory Holding Corp.	Common stock	**	2,661
Freshpet, Inc.	Common stock	**	1,499
Gaming and Leisure Properties	Common stock	**	912
Gartner, Inc.	Common stock	**	2,734
General Electric Co.	Common stock	**	7,181
Genpact Ltd	Common stock	**	2,128
Gilead Sciences, Inc.	Common stock	**	7,838
Globus Medical, Inc.	Common stock	**	2,560
GSK PLC	Common stock	**	5,769
Guidewire Software, Inc.	Common stock	**	2,039
Haleon PLC	Common stock	**	2,207
Halozyme Therapeutics, Inc.	Common stock	**	3,636
HealthEquity, Inc.	Common stock	**	3,774

	HEICO Corp.	Common stock	**	2,626
	Hewlett Packard Enterprise Co.	Common stock	**	2,341
	Honda Motor Co. Ltd.	Common stock	**	2,485
	HP, Inc.	Common stock	**	3,568
	Humana, Inc.	Common stock	**	3,008
	Incyte Corp.	Common stock	**	3,510
	Insmed, Inc.	Common stock	**	1,310
	Inspire Medical Systems, Inc.	Common stock	**	4,005
	Insulet Corp.	Common stock	**	2,018
	Intuit, Inc.	Common stock	**	2,682
	Intuitive Surgical, Inc.	Common stock	**	2,394
	Johnson Controls International PLC	Common stock	**	7,226
	Juniper Networks, Inc.	Common stock	**	3,036
	Keysight Technologies, Inc.	Common stock	**	2,134
	Lam Research Corp.	Common stock	**	829
	Lancaster Colony Corp.	Common stock	**	3,351
	Leslie's, Inc.	Common stock	**	2,502
	Lincoln Electric Holdings, Inc.	Common stock	**	1,839
	Lincoln National Corp.	Common stock	**	327
	Live Nation Entertainment, Inc.	Common stock	**	3,250
	LPL Financial Holdings, Inc.	Common stock	**	934
	Lululemon Athletica, Inc.	Common stock	**	2,828
	LyondellBasell Industries NV	Common stock	**	3,072
	Martin Marietta Materials, Inc.	Common stock	**	3,876
	Marvell Technology, Inc.	Common stock	**	1,315
	Medtronic PLC	Common stock	**	855
	Mercury Systems, Inc.	Common stock	**	4,171
	Merit Medical Systems, Inc.	Common stock	**	4,268
	Meta Platforms, Inc.	Common stock	**	2,900
	MetLife, Inc.	Common stock	**	9,755
	Micro Focus International PLC	Common stock	**	632
	Microchip Technology, Inc.	Common stock	**	3,688
	Microsoft Corp.	Common stock	**	27,749
	MKS Instruments, Inc.	Common stock	**	1,483
	Molson Coors Beverage Co.	Common stock	**	3,514
	MongoDB, Inc.	Common stock	**	1,682
	Motorola Solutions, Inc.	Common stock	**	2,051
	MSCI, Inc.	Common stock	**	2,149
	National Instruments Corp.	Common stock	**	3,205
	National Vision Holdings, Inc.	Common stock	**	4,389
	New Fortress Energy, Inc.	Common stock	**	2,679
	News Corp.	Common stock	**	506
	Nextera Energy, Inc.	Common stock	**	1,972
	Nice Ltd.	Common stock	**	2,920
*	Nordstrom, Inc.	Common stock	**	51,879
	Novanta, Inc.	Common stock	**	2,827
	Novartis AG	Common stock	**	4,854
	Nvidia Corp.	Common stock	**	4,048
	Occidental Petroleum Co CW27	Common stock	**	1,687
	Occidental Petroleum Corp.	Common stock	**	13,360
	Old Dominion Freight Line, Inc.	Common stock	**	866
	Otis Worldwide Corp.	Common stock	**	1,136
	PagerDuty, Inc.	Common stock	**	2,595
	Palo Alto Networks, Inc.	Common stock	**	2,472

	Paychex, Inc.	Common stock	**	1,870
	PayPal Holdings, Inc.	Common stock	**	1,389
	Penumbra, Inc.	Common stock	**	4,730
	Performance Food Group Co.	Common stock	**	4,877
	Planet Fitness, Inc.	Common stock	**	3,363
	Pool Corp.	Common stock	**	3,515
	Prologis, Inc.	Common stock	**	1,565
	Pure Storage, Inc.	Common stock	**	2,145
	Quanta Services, Inc.	Common stock	**	2,864
	Qurate Retail, Inc.	Common stock	**	220
	Raytheon Technologies Corp.	Common stock	**	8,326
	Regeneron Pharmaceuticals, Inc.	Common stock	**	3,680
	Repligen Corp.	Common stock	**	2,297
	Revolve Group, Inc.	Common stock	**	1,983
	Roche Holding AG	Common stock	**	1,609
	Ross Stores, Inc.	Common stock	**	1,636
	Sanofi	Common stock	**	10,470
	SBA Communications Corp.	Common stock	**	1,885
	ServiceNow, Inc.	Common stock	**	2,713
	Shoals Technologies Group, Inc.	Common stock	**	1,833
	Solaredge Technologies, Inc.	Common stock	**	3,767
	State Street Corp.	Common stock	**	4,367
	TE Connectivity Ltd.	Common stock	**	3,375
	TechnipFMC plc	Common stock	**	4,227
	Tesla, Inc.	Common stock	**	1,218
*	The Bank of New York Mellon Corp.	Common stock	**	6,081
	The Brink's Co.	Common stock	**	3,876
	The Carlyle Group, Inc.	Common stock	**	1,707
	The Charles Schwab Corp.	Common stock	**	15,378
	The Cigna Group	Common stock	**	9,112
	The Estee Lauder Cos., Inc.	Common stock	**	3,180
	The Gap, Inc.	Common stock	**	1,105
	The Goldman Sachs Group, Inc.	Common stock	**	5,151
	The Walt Disney Co.	Common stock	**	1,100
	The Williams Cos., Inc.	Common stock	**	3,135
	T-Mobile US, Inc.	Common stock	**	3,640
	Tradeweb Markets, Inc.	Common stock	**	1,272
	TransDigm Group, Inc.	Common stock	**	2,025
	Trex Co., Inc.	Common stock	**	2,448
	Truist Financial Corp.	Common stock	**	1,893
	Twist Bioscience Corp.	Common stock	**	880
	UBS Group AG	Common stock	**	2,324
	United Rentals, Inc.	Common stock	**	900
	UnitedHealth Group, Inc.	Common stock	**	7,091
	Varonis Systems, Inc.	Common stock	**	2,896
	Vertex Pharmaceuticals, Inc.	Common stock	**	1,779
	VIRTU Financial, Inc.	Common stock	**	3,209
	Visa, Inc.	Common stock	**	8,496
	VMware, Inc.	Common stock	**	7,366
	Walmart, Inc.	Common stock	**	2,088
	Wells Fargo & Co.	Common stock	**	11,631
	Western Alliance Bancorp	Common stock	**	2,833
	Whitecap Resources, Inc.	Common stock	**	3,239
	Willscot Mobile Mini Holdings	Common stock	**	3,127

Wolfspeed, Inc.	Common stock	**	1,418
Wyndham Hotels & Resorts, Inc.	Common stock	**	4,234
Zimmer Biomet Holdings, Inc.	Common stock	**	1,760
Total Common Stock			749,798

Debt Securities
Abbvie, Inc.	Corporate Debt - due 11/21/2039 - 4.050%	**	362
Anheuser-Busch Cos. LLC	Corporate Debt - due 2/1/2046 - 4.900%	**	160
Anheuser-Busch Inbev Worldwide	Corporate Debt - due 1/23/2049 - 5.550%	**	150
AT&T, Inc.	Corporate Debt - due 3/9/2048 - 4.500%	**	227
AT&T, Inc.	Corporate Debt - due 9/15/2055 - 3.550%	**	306
AT&T, Inc.	Corporate Debt - due 9/15/2059 - 3.650%	**	1,236
B.A.T. Capital Corp.	Corporate Debt - due 3/16/2032 - 4.742%	**	801
B.A.T. Capital Corp.	Corporate Debt - due 3/16/2052 - 5.650%	**	104
B.A.T. Capital Corp.	Corporate Debt - due 3/25/2031 - 2.726%	**	294
B.A.T. Capital Corp.	Corporate Debt - due 8/15/2037 - 4.390%	**	59
B.A.T. Capital Corp.	Corporate Debt - due 8/15/2047 - 4.540%	**	142
B.A.T. Capital Corp.	Corporate Debt - due 9/25/2040 - 3.734%	**	34
Bank of America Corp.	Corporate Debt - due 11/10/2028 - Variable	**	206
Bank of America Corp.	Corporate Debt - due 11/25/2027 - 4.183%	**	214
Bank of America Corp.	Corporate Debt - due 3/3/2026 - 4.450%	**	147
Bank of America Corp.	Corporate Debt - due 3/8/2037 - Variable	**	789
Bank of America Corp.	Corporate Debt - due 7/22/2033 - Variable	**	143
Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.200%	**	296
Barclays PLC	Corporate Debt - due 5/9/2028 - 4.836%	**	531
Barclays PLC	Corporate Debt - due 8/9/2028 - Variable	**	243
Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	293
Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	825
BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	465
BNP Paribas S.A. 144A	Corporate Debt - due 3/13/2027 - 4.625%	**	878
BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	705
BNSF Railway Co. 2007-1 Pass Through Trust	Corporate Debt - due 4/1/2024 - 5.996%	**	51
Boston Properties LP	Corporate Debt - due 1/15/2025 - 3.200%	**	168
Boston Properties LP	Corporate Debt - due 1/30/2031 - 3.250%	**	249
Boston Properties LP	Corporate Debt - due 2/1/2026 - 3.650%	**	213
Boston Properties LP	Corporate Debt - due 3/15/2030 - 2.900%	**	246
Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	459
Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.200%	**	409
Capital One Financial Corp.	Corporate Debt - due 5/10/2028 - Variable	**	169
Capital One Financial Corp.	Corporate Debt - due 5/10/2033 - Variable	**	163
CCO Holdings LLC / CCO Holdings Capital Corp.	Corporate Debt - due 5/1/2032 - 4.500%	**	179
CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 1/15/2034 - 4.250%	**	314
CCO Holdings LLC / CCO Holdings Capital Corp. 144A	Corporate Debt - due 6/1/2033 - 4.500%	**	384
CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 11/19/2029 - 5.450%	**	192
CEMEX S.A.B. de C.V. 144A	Corporate Debt - due 9/17/2030 - 5.200%	**	930
Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	1,223
Charter Communications Operating LLC	Corporate Debt - due 4/1/2033 - 4.400%	**	86
Charter Communications Operating LLC	Corporate Debt - due 4/1/2048 - 5.750%	**	515
Charter Communications Operating LLC	Corporate Debt - due 4/1/2053 - 5.250%	**	136
Charter Communications Operating LLC	Corporate Debt - due 5/1/2047 - 5.375%	**	256
Citigroup, Inc.	Corporate Debt - due 3/17/2033 - Variable	**	365
Citigroup, Inc.	Corporate Debt - due 6/15/2032 - 6.625%	**	264
Citigroup, Inc.	Corporate Debt - due 8/5/2024 - 4.000%	**	516
Comcast Corp.	Corporate Debt - due 11/15/2032 - 5.500%	**	366
Cox Communications, Inc. 144A	Corporate Debt - due 10/1/2030 - 1.800%	**	153

	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.850%	**	396
	Cox Communications, Inc. 144A	Corporate Debt - due 8/15/2027 - 3.500%	**	139
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	118
	CVS Health Corp.	Corporate Debt - due 3/25/2038 - 4.780%	**	571
	CVS Health Corp.	Corporate Debt - due 3/25/2048 - 5.050%	**	383
	CVS Health Corp.	Corporate Debt - due 4/1/2040 - 4.125%	**	146
	Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.750%	**	446
	Dominion Energy, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	656
	Dominion Energy, Inc.	Corporate Debt - due 4/15/2026 - 1.450%	**	178
	Elanco Animal Health, Inc.	Corporate Debt - due 8/28/2023 - Variable	**	99
	Elanco Animal Health, Inc.	Corporate Debt - due 8/28/2028 - Variable	**	357
	Enel Finance International N.V. 144A	Corporate Debt - due 10/14/2032 - 7.500%	**	346
	Enel Finance International N.V. 144A	Corporate Debt - due 10/7/2039 - 6.000%	**	457
	Enel Finance International N.V. 144A	Corporate Debt - due 9/15/2037 - 6.800%	**	249
	Exxon Mobil Corp.	Corporate Debt - due 10/15/2030 - 2.610%	**	241
	FedEx Corp.	Corporate Debt - due 5/15/2030 - 4.250%	**	165
	FedEx Corp.	Corporate Debt - due 5/15/2050 - 5.250%	**	160
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/9/2023 - 3.087%	**	325
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/9/2024 - 3.810%	**	219
	Ford Motor Credit Co. LLC	Corporate Debt - due 11/1/2024 - 4.063%	**	480
	Ford Motor Credit Co. LLC	Corporate Debt - due 6/16/2025 - 5.125%	**	432
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/10/2026 - 2.700%	**	630
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/6/2023 - 4.375%	**	642
	GE Healthcare Technologies 144A	Corporate Debt - due 11/22/2032 - 5.905%	**	494
	GE Healthcare Technologies 144A	Corporate Debt - due 3/15/2030 - 5.857%	**	180
	HCA, Inc.	Corporate Debt - due 6/15/2039 - 5.125%	**	225
	HCA, Inc. 144A	Corporate Debt - due 3/15/2032 - 3.625%	**	637
	HSBC Holdings plc	Corporate Debt - due 11/3/2033 - Variable	**	478
	HSBC Holdings plc	Corporate Debt - due 3/29/2033 - Variable	**	304
	HSBC Holdings plc	Corporate Debt - due 3/31/2030 - 4.950%	**	454
	HSBC Holdings plc	Corporate Debt - due 3/8/2026 - 4.300%	**	194
	HSBC Holdings plc	Corporate Debt - due 5/2/2036 - 6.500%	**	885
	HSBC Holdings plc	Corporate Debt - due 5/24/2025 - Variable	**	486
	HSBC Holdings plc	Corporate Debt - due 8/18/2031 - Variable	**	383
	HSBC Holdings plc	Corporate Debt - due 9/15/2037 - 6.500%	**	154
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2025 - 4.250%	**	1,219
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/26/2029 - 3.875%	**	663
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/27/2027 - 6.125%	**	199
	JPMorgan Chase & Co.	Corporate Debt - due 4/22/2031 - Variable	**	267
	JPMorgan Chase & Co.	Corporate Debt - due 5/13/2031 - Variable	**	516
	JPMorgan Chase & Co.	Corporate Debt - due 7/23/2024 - Variable	**	817
	JPMorgan Chase & Co.	Corporate Debt - due 9/14/2033 - Variable	**	443
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.000%	**	452
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.500%	**	253
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.400%	**	610
	Kinder Morgan, Inc.	Corporate Debt - due 6/1/2045 - 5.550%	**	160
	Lloyds Banking Group plc	Corporate Debt - due 11/15/2033 - Variable	**	372
	Lloyds Banking Group plc	Corporate Debt - due 11/4/2024 - 4.500%	**	561
	Lloyds Banking Group plc	Corporate Debt - due 3/24/2026 - 4.650%	**	503
	Microchip Technology, Inc.	Corporate Debt - due 9/1/2024 - 0.983%	**	232
	NatWest Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	552
	NatWest Group PLC	Corporate Debt - due 6/14/2027 - Variable	**	368
	Nextera Energy Capital Holding	Corporate Debt - due 7/15/2027 - 4.625%	**	345
	Nextera Energy Capital Holding	Corporate Debt - due 9/1/2024 - 4.255%	**	222
*	Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.950%	**	246

Occidental Petroleum Corp.	Corporate Debt - due 8/15/2024 - 2.900%	**	1,031
Oracle Corp.	Corporate Debt - due 11/9/2052 - 6.900%	**	216
Oracle Corp.	Corporate Debt - due 4/1/2030 - 2.950%	**	150
Oracle Corp.	Corporate Debt - due 4/1/2040 - 3.600%	**	167
Oracle Corp.	Corporate Debt - due 4/1/2050 - 3.600%	**	136
Petrobras Global Finance B.V.	Corporate Debt - due 3/19/2049 - 6.900%	**	471
Petroleos Mexicanos	Corporate Debt - due 1/23/2050 - 7.690%	**	1,747
Petroleos Mexicanos	Corporate Debt - due 2/16/2032 - 6.700%	**	1,006
Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	508
Philip Morris International Inc.	Corporate Debt - due 11/17/2029 - 5.625%	**	76
Philip Morris International Inc.	Corporate Debt - due 11/17/2032 - 5.750%	**	87
Prosus N.V. 144A	Corporate Debt - due 1/19/2032 - 4.193%	**	166
Prosus N.V. 144A	Corporate Debt - due 1/19/2052 - 4.987%	**	452
Prosus N.V. 144A	Corporate Debt - due 1/21/2030 - 3.680%	**	584
Prosus N.V. 144A	Corporate Debt - due 7/13/2031 - 3.061%	**	948
Prosus N.V. 144A	Corporate Debt - due 7/6/2027 - 4.850%	**	613
RELX Capital, Inc.	Corporate Debt - due 3/18/2029 - 4.000%	**	232
Rio Oil Finance Trust Series 144A	Corporate Debt - due 1/6/2027 - 9.750%	**	502
Rio Oil Finance Trust Series 144A	Corporate Debt - due 4/6/2028 - 8.200%	**	688
Rio Oil Finance Trust Series 144A	Corporate Debt - due 7/6/2024 - 9.250%	**	507
SLM Student Loan Trust 20 3 A6	Corporate Debt - due 4/25/2040 - Variable	**	2,823
SLM Student Loan Trust 20 8 A6	Corporate Debt - due 1/25/2041 - Variable	**	3,614
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	457
Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.200%	**	101
Telecom Italia Spa/Milano 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	971
The Cigna Group	Corporate Debt - due 10/15/2028 - 4.375%	**	145
The Cigna Group	Corporate Debt - due 5/15/2027 - 7.875%	**	210
The Cigna Group	Corporate Debt - due 7/15/2023 - 3.750%	**	97
The Coca-Cola Co.	Corporate Debt - due 6/1/2030 - 1.650%	**	287
The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.400%	**	268
The Goldman Sachs Group, Inc.	Corporate Debt - due 3/15/2028 - Variable	**	1,210
The Southern Co.	Corporate Debt - due 1/15/2051 - Variable	**	683
The Southern Co.	Corporate Debt - due 8/1/2024 - STEP 0	**	296
The Southern Co.	Corporate Debt - due 8/1/2027 - Variable	**	424
The Southern Co.	Corporate Debt - due 9/15/2051 - Variable	**	464
The Walt Disney Co.	Corporate Debt - due 11/15/2037 - 6.650%	**	254
Time Warner Cable LLC	Corporate Debt - due 7/1/2038 - 7.300%	**	323
T-Mobile USA, Inc.	Corporate Debt - due 1/15/2053 - 5.650%	**	220
T-Mobile USA, Inc.	Corporate Debt - due 10/15/2052 - 3.400%	**	203
T-Mobile USA, Inc.	Corporate Debt - due 2/15/2026 - 2.250%	**	296
T-Mobile USA, Inc.	Corporate Debt - due 4/15/2030 - 3.875%	**	386
T-Mobile USA, Inc.	Corporate Debt - due 4/15/2031 - 3.500%	**	475
T-Mobile USA, Inc.	Corporate Debt - due 4/15/2040 - 4.375%	**	129
T-Mobile USA, Inc.	Corporate Debt - due 4/15/2050 - 4.500%	**	82
TransCanada Trust	Corporate Debt - due 3/15/2077 - Variable	**	756
TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	543
TransCanada Trust	Corporate Debt - due 8/15/2076 - Variable	**	475
TransCanada Trust	Corporate Debt - due 9/15/2079 - Variable	**	518
Ultrapar International S.A. 144A	Corporate Debt - due 10/6/2026 - 5.250%	**	335
UniCredit S.p.A. 144A	Corporate Debt - due 4/2/2034 - Variable	**	781
UniCredit S.p.A. 144A	Corporate Debt - due 6/30/2035 - Variable	**	285
Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	386
UnitedHealth Group, Inc.	Corporate Debt - due 5/15/2032 - 4.200%	**	238
UnitedHealth Group, Inc.	Corporate Debt - due 5/15/2052 - 4.750%	**	116
Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	293

Verizon Communications, Inc.	Corporate Debt - due 10/30/2056 - 2.987%	**	123
VMware, Inc.	Corporate Debt - due 8/15/2023 - 0.600%	**	195
VMware, Inc.	Corporate Debt - due 8/15/2026 - 1.400%	**	218
Wells Fargo & Co.	Corporate Debt - due 4/30/2041 - Variable	**	161
Wells Fargo & Co.	Corporate Debt - due 4/4/2051 - Variable	**	399
Wells Fargo & Co.	Corporate Debt - due 6/3/2026 - 4.100%	**	242
Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.300%	**	410
Wells Fargo & Co.	Corporate Debt - due 7/25/2033 - Variable	**	142
California State	Municipal Debt - due 10/1/2039 - 7.300%	**	699
Colombia Government International	Municipal Debt - due 2/26/2044 - 5.625%	**	385
Illinois State	Municipal Debt - due 6/1/2033 - 5.100%	**	720
Los Angeles CA Unified School District	Municipal Debt - due 7/1/2034 - 6.758%	**	475
New Jersey State Turnpike Authority	Municipal Debt - due 1/1/2041 - 7.102%	**	723
Univ. Of California CA Rgts Med	Municipal Debt - due 5/15/2053 - 4.563%	**	219
Citigroup Capital XIII	Preferred Stock - due 10/30/2040 - PFD 11	**	846
JPMorgan Chase & Co.	Preferred Stock - due 9/1/2030 - 8.750%	**	526
Vodafone Group PLC	Preferred Stock - due 4/4/2079 - Variable	**	600
FHLMC Multiclass Mtg 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.000%	**	229
FHLMC Multiclass Mtg 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	76
FHLMC Multiclass Mtg 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	134
FHLMC Pool #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	34
FHLMC Pool #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	30
FHLMC Pool #84-0286	U.S. Government Securities - due 5/1/2046 - Variable	**	72
FHLMC Pool #84-1463	U.S. Government Securities - due 7/1/2052 - Variable	**	1,015
FHLMC Pool #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	33
FHLMC Pool #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	148
FHLMC Pool #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	42
FHLMC Pool #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	84
FHLMC Pool #84-9625	U.S. Government Securities - due 1/1/2045 - Variable	**	57
FHLMC Pool #84-9626	U.S. Government Securities - due 8/1/2044 - Variable	**	92
FHLMC Pool #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	21
FHLMC Pool #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.500%	**	39
FHLMC Pool #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.500%	**	29
FHLMC Pool #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.500%	**	117
FHLMC Pool #G0-8723	U.S. Government Securities - due 8/1/2046 - 4.000%	**	733
FHLMC Pool #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.500%	**	73
FHLMC Pool #G6-0764	U.S. Government Securities - due 10/1/2042 - 4.500%	**	119
FHLMC Pool #G6-1080	U.S. Government Securities - due 3/1/2047 - 4.500%	**	768
FHLMC Pool #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.500%	**	7
FHLMC Pool #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.500%	**	7
FHLMC Pool #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.500%	**	7
FHLMC Pool #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.500%	**	104
FHLMC Pool #Ra-2958	U.S. Government Securities - due 7/1/2050 - 2.000%	**	1,284
FHLMC Pool #Ra-3167	U.S. Government Securities - due 7/1/2050 - 2.000%	**	2,061
FHLMC Pool #Ra-7656	U.S. Government Securities - due 7/1/2052 - 3.500%	**	4,183
FHLMC Pool #Sd-0752	U.S. Government Securities - due 11/1/2051 - 2.500%	**	1,219
FHLMC Pool #Sd-7530	U.S. Government Securities - due 11/1/2050 - 2.500%	**	1,349
FHLMC Pool #Sd-7536	U.S. Government Securities - due 2/1/2051 - 2.500%	**	731
FHLMC Pool #Sd-8194	U.S. Government Securities - due 1/1/2052 - 2.500%	**	3,146
FNMA GTD Remic P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.000%	**	13
FNMA GTD Remic P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	96
FNMA GTD Remic P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.500%	**	85
FNMA GTD Remic P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.500%	**	176
FNMA GTD Remic P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	60
FNMA GTD Remic P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.000%	**	158

FNMA GTD Remic P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	331
FNMA Pool #0256851	U.S. Government Securities - due 8/1/2037 - 7.000%	**	11
FNMA Pool #0735503	U.S. Government Securities - due 4/1/2035 - 6.000%	**	44
FNMA Pool #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	65
FNMA Pool #0745329	U.S. Government Securities - due 7/1/2035 - 6.000%	**	67
FNMA Pool #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	14
FNMA Pool #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	57
FNMA Pool #0888367	U.S. Government Securities - due 3/1/2037 - 7.000%	**	119
FNMA Pool #0889984	U.S. Government Securities - due 10/1/2038 - 6.500%	**	47
FNMA Pool #0976853	U.S. Government Securities - due 11/1/2029 - 5.500%	**	34
FNMA Pool #0995487	U.S. Government Securities - due 8/1/2037 - 6.000%	**	83
FNMA Pool #0Ab1763	U.S. Government Securities - due 11/1/2030 - 4.000%	**	31
FNMA Pool #0Ab8086	U.S. Government Securities - due 10/1/2037 - 6.000%	**	14
FNMA Pool #0Ad0121	U.S. Government Securities - due 9/1/2029 - 4.500%	**	106
FNMA Pool #0Ad0130	U.S. Government Securities - due 8/1/2039 - 6.500%	**	12
FNMA Pool #0Ad0198	U.S. Government Securities - due 9/1/2038 - 5.500%	**	33
FNMA Pool #0Ad0217	U.S. Government Securities - due 8/1/2037 - 6.000%	**	78
FNMA Pool #0Ad0218	U.S. Government Securities - due 9/1/2036 - 6.000%	**	76
FNMA Pool #0Ad0964	U.S. Government Securities - due 11/1/2039 - 5.500%	**	154
FNMA Pool #0Al1845	U.S. Government Securities - due 6/1/2039 - Variable	**	13
FNMA Pool #0Al1900	U.S. Government Securities - due 8/1/2026 - 4.500%	**	32
FNMA Pool #0Al4577	U.S. Government Securities - due 1/1/2034 - 4.500%	**	106
FNMA Pool #0Al5145	U.S. Government Securities - due 10/1/2033 - 4.000%	**	166
FNMA Pool #0Al5749	U.S. Government Securities - due 7/1/2042 - 4.500%	**	118
FNMA Pool #0Al6120	U.S. Government Securities - due 11/1/2044 - Variable	**	213
FNMA Pool #0Al6132	U.S. Government Securities - due 3/1/2029 - 4.500%	**	30
FNMA Pool #0Al6245	U.S. Government Securities - due 1/1/2045 - Variable	**	82
FNMA Pool #0Al7205	U.S. Government Securities - due 12/1/2029 - 3.500%	**	122
FNMA Pool #0Al7384	U.S. Government Securities - due 9/1/2045 - 4.500%	**	97
FNMA Pool #0Al8556	U.S. Government Securities - due 8/1/2044 - 4.500%	**	517
FNMA Pool #0Al8816	U.S. Government Securities - due 9/1/2045 - 4.500%	**	128
FNMA Pool #0Al8919	U.S. Government Securities - due 7/1/2046 - Variable	**	43
FNMA Pool #0Al9407	U.S. Government Securities - due 9/1/2042 - 4.500%	**	56
FNMA Pool #0Al9781	U.S. Government Securities - due 2/1/2046 - 4.500%	**	199
FNMA Pool #0Ao4105	U.S. Government Securities - due 6/1/2042 - Variable	**	39
FNMA Pool #0Ao8469	U.S. Government Securities - due 5/1/2042 - Variable	**	20
FNMA Pool #0Ap7562	U.S. Government Securities - due 9/1/2042 - Variable	**	81
FNMA Pool #0Aw4697	U.S. Government Securities - due 5/1/2044 - Variable	**	37
FNMA Pool #0Bf0118	U.S. Government Securities - due 6/1/2056 - 4.500%	**	280
FNMA Pool #0Bh7071	U.S. Government Securities - due 12/1/2047 - 4.500%	**	179
FNMA Pool #0Bm1357	U.S. Government Securities - due 1/1/2043 - 4.500%	**	273
FNMA Pool #0Bm6149	U.S. Government Securities - due 10/1/2049 - Variable	**	180
FNMA Pool #0Bm6908	U.S. Government Securities - due 4/1/2052 - Variable	**	904
FNMA Pool #0Bm6921	U.S. Government Securities - due 5/1/2052 - Variable	**	1,453
FNMA Pool #0Ca6271	U.S. Government Securities - due 7/1/2050 - 2.500%	**	2,748
FNMA Pool #0Ca6398	U.S. Government Securities - due 7/1/2050 - 2.500%	**	1,044
FNMA Pool #0Ca6662	U.S. Government Securities - due 8/1/2050 - 2.000%	**	2,161
FNMA Pool #0Ca6925	U.S. Government Securities - due 9/1/2050 - 2.000%	**	1,087
FNMA Pool #0Ca8099	U.S. Government Securities - due 12/1/2050 - 2.000%	**	1,744
FNMA Pool #0Ca8847	U.S. Government Securities - due 2/1/2051 - 2.000%	**	1,742
FNMA Pool #0Cb3576	U.S. Government Securities - due 5/1/2052 - 3.000%	**	3,143
FNMA Pool #0Cb3841	U.S. Government Securities - due 6/1/2052 - 3.500%	**	1,811
FNMA Pool #0Fm7599	U.S. Government Securities - due 1/1/2051 - 3.500%	**	2,011
FNMA Pool #0Fm8206	U.S. Government Securities - due 8/1/2051 - 2.500%	**	372
FNMA Pool #0Fm8768	U.S. Government Securities - due 2/1/2051 - 2.500%	**	295

	FNMA Pool #0Fs1453	U.S. Government Securities - due 4/1/2052 - 3.500%	**	3,068
	FNMA Pool #0Ma0232	U.S. Government Securities - due 11/1/2029 - 4.500%	**	126
	FNMA Pool #0Ma2366	U.S. Government Securities - due 8/1/2035 - 4.000%	**	115
	FNMA Pool #0Ma2455	U.S. Government Securities - due 11/1/2035 - 4.000%	**	243
	FNMA Pool #0Ma2480	U.S. Government Securities - due 12/1/2035 - 4.000%	**	129
	FNMA Pool #0Ma2880	U.S. Government Securities - due 1/1/2037 - 4.000%	**	617
	FNMA Pool #0Ma2923	U.S. Government Securities - due 3/1/2037 - 3.500%	**	283
	GNMA GTD Remic P/T 15-H23 FA	U.S. Government Securities - due 9/20/2065 - Variable	**	448
	GNMA GTD Remic P/T 16-H24 FD	U.S. Government Securities - due 11/20/2066 - Variable	**	857
	GNMA GTD Remic P/T 17-H24 FQ	U.S. Government Securities - due 11/20/2067 - Variable	**	1,341
	GNMA GTD Remic P/T 19-H02 FG	U.S. Government Securities - due 12/20/2068 - Variable	**	328
	GNMA GTD Remic P/T 19-H17 FA	U.S. Government Securities - due 11/20/2069 - Variable	**	450
	GNMA GTD Remic P/T 20-H01 FV	U.S. Government Securities - due 1/20/2070 - Variable	**	2,503
	GNMA GTD Remic P/T 21-H19 FM	U.S. Government Securities - due 12/20/2071 - Variable	**	785
	GNMA GTD Remic P/T 22-H08 FE	U.S. Government Securities - due 3/20/2072 - Variable	**	746
	GNMA GTD Remic P/T 22-H09 FA	U.S. Government Securities - due 4/20/2072 - Variable	**	806
	SBA GTD Partn Ctfs 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.870%	**	21
	SBA GTD Partn Ctfs 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.490%	**	26
	SBA GTD Partn Ctfs 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.320%	**	15
	U.S. Treasury Bond	U.S. Government Securities - due 5/15/2052 - 2.875%	**	1,011
	U.S. Treasury Bond	U.S. Government Securities - due 8/15/2042 - 3.375%	**	3,564
	U.S. Treasury Bond	U.S. Government Securities - due 8/15/2052 - 3.000%	**	1,667
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2027 - 3.875%	**	2,291
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2029 - 3.875%	**	2,290
	U.S. Treasury Note	U.S. Government Securities - due 12/15/2025 - 4.000%	**	2,387
	Total Debt Securities			145,489

	Mutual Funds
	Neuberger Berman Genesis Fund Class R-6	Mutual Fund	**	174,909
	Vanguard Institutional Index Fund	Mutual Fund	**	772,369
	Total Mutual Funds			947,278

	Brokerage Securities
	Brokerage Securities	Self-directed Brokerage Securities	**	29,580
	SBD Money Market Fund	Self-directed Brokerage Money Market Fund	**	4,869
	Total Brokerage Securities			34,449

*	BNY Mellon Cash Reserve	Interest-bearing cash	**	106

	Total Investments			3,386,753
*	Loans To Participants	Loan interest rates range from 4.25% to 9.25% with various maturities through November 2042		67,150
	Total			$3,453,903
* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.